UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   January 8, 2007
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                         FRIENDLY ICE CREAM CORPORATION
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             (Exact Name Of Registrant As Specified In Its Charter)

                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)

          001-13579                                      04-2053130
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  (Commission File Number)                 (I.R.S. Employer Identification No.)

     1855 Boston Road, Wilbraham, MA                        01095
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(Address of Principal Executive Offices)                  (Zip Code)

                                 (413) 731-4000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

     The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On January 8, 2007, Friendly Ice Cream Corporation (the "Company") appointed George M. Condos as the Company's President and Chief Executive Officer, and a member of its Board of Directors (the "Board"), effectively immediately. In connection with his appointment to the Board, the size of the Board was increased from five to six, and Mr. Condos was designated as a Class III director with a term expiring at the Company's 2009 annual meeting of shareholders.

     Mr. Condos, 51, has 30 years of experience in the restaurant and hospitality industry. Most recently, he served as Brand Officer for Dunkin Donuts from 2003 to 2006. Dunkin Donuts is owned by Dunkin Brands, which also owns Baskin-Robbins ice cream and Togos sandwich shops. As Brand Officer, Mr. Condos was directly responsible for leading brand strategy and execution for more than 4,850 franchised stores in the United States generating $4.3 billion in sales. Prior to that, from 1987 through 2003, Mr. Condos served in various roles for U.S. and international operations for Allied Domecq QSR (the former parent company for Dunkin Donuts, Baskin-Robbins and Togos), including vice president of Retail Brand Operations from 2001 to 2003 and vice president of Marketing, Development and Operations from 1994 to 2001. Prior to his tenure at Allied Domecq, Mr. Condos held various operational and managerial positions for International Dairy Queen.

     A description of the principal terms of the employment arrangement between Mr. Condos and the Company is provided below. Other than as described below, there are no arrangements or understandings between Mr. Condos and any other persons pursuant to which Mr. Condos was selected as President and Chief Executive Officer and a director of the Company. Mr. Condos does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Condos had a direct or indirect material interest in any such transaction since the beginning of the Company's last fiscal year.

     In connection with Mr. Condos' employment, the Company and Mr. Condos agreed to the following:

     o    Annual base salary equal to $475,000 for 2007.

     o Mr. Condos will participate in the Company's Annual Incentive Plan with a bonus targeted at 75% of his base salary ("bonus target"), pursuant to which he can earn up to 150% of his bonus target if certain levels of earnings, as measured by EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) are satisfied, and he is employed at the time of payout expected in the first quarter of 2008. The specific levels of earnings are to be determined by the Company's Compensation Committee. A minimum bonus of $267,188 is guaranteed for fiscal 2007.

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     o    Mr. Condos will participate in the Company's Long Term Incentive Plan for executive officers. Under the Long Term Incentive Plan, Mr. Condos will be eligible to receive an initial award based on 100% of his base salary, one-third of which will be paid in stock options and two-thirds of which will be paid in restricted stock based upon the achievement of specified EBITDA levels for fiscal 2007. The stock options and restricted stock would vest 25% in 2008 and the remaining 75% in three equal annual installments. In subsequent years, Mr. Condos will be eligible to receive an award under this plan based on 70% of his base salary.

     o As a material inducement to his employment, Mr. Condos was granted stock options to purchase an aggregate of 75,000 shares of the Company's common stock, at an exercise price of $11.80 per share (equal to the closing price of the Company's common stock on the American Stock Exchange on the date of grant, January 8, 2007). The stock options, which vest in three equal annual installments, were granted outside of any of the Company's equity incentive plans or shares reserved for issuance under any such equity incentive plans, pursuant to an exemption from stockholder approval set forth in
          Section 711 of the American Stock Exchange Company Guide. The stock options expire five years after the date of grant.

     o In the event that Mr. Condos is terminated by the Company for any reason other than cause (as defined in Mr. Condos' severance agreement), the Company will pay Mr. Condos severance pay in an amount equal to his base salary for a period of one year.

     o Additional benefits include participation in the Company's other benefit plans (including group medical, dental, health and dependent care spending accounts), an allowance of $2,500 per month for fiscal 2007 in lieu of relocation payments, financial planning services, and the use an automobile leased by the Company.

     In connection with his employment, the Company entered into a change in control agreement with Mr. Condos. Under the agreement, in the event of a change in control, if Mr. Condos is terminated by the Company other than for cause or continuous illness, injury or incapacity for a period of six months or if he resigns for certain reasons specified in the agreement, then he is entitled to receive the following payments and benefits from the Company: (A) a lump sum cash payment equal to (i) his base compensation (defined as annualized base salary and his average bonus for the preceding three calendar years) for a period of one year from the termination date (the "severance period") plus (ii) a pro-rated amount of the annual incentive bonus he would have received for the year of the termination; (B) continued benefits under the Company's then current health plan for the severance period or a payment in cash in lieu of such coverage in an amount equal to his after-tax cost of continuing such coverage; and (C) during the severance period, the Company shall reimburse him for the cost of outplacement assistance services. In the event that any payments received by Mr. Condos in connection with a change in control are subject to the excise tax imposed upon certain change in control payments under federal tax laws, the agreement provides that the Company's independent public accounting firm immediately preceding the change in control shall compute the excise tax imposed on him and the Company shall pay that amount to him to provide him with a payment that is economically equivalent to the payment he would have received but for the imposition of the excise tax. The payments under the change in control agreement are in addition to and not in lieu of any payments or benefit due to him under any other plan, policy or program of the Company, except that Mr. Condos is not entitled to receive any benefits under any other severance plan of the Company. Mr. Condos will also continue to be covered by any insurance policy providing indemnification rights for service as an officer or director of the Company and to be entitled to all other rights to indemnification provided by the Company.

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Item 9.01 Financial Statements and Exhibits

     (d)  Exhibits

     99.1 Press release dated January 8, 2007
     99.2 Press release dated January 10, 2007



                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 10, 2007                       FRIENDLY ICE CREAM CORPORATION


                                              By:    /s/ PAUL V. HOAGLAND
                                                     ---------------------------
                                              Name:  Paul V. Hoagland
                                              Title: Executive Vice President of
                                                     Administration and Chief
                                                     Financial Officer

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